Exhibit 3.1

BVI Co No: 1619553

BRITISH VIRGIN ISLANDS

BVI BUSINESS COMPANIES ACT

(No. 16 of 2004)

Memorandum and Articles of Association

of

Arcos Dorados Holdings Inc.

Incorporated the 9th day of December 2010

Amended and Restated on 13th December 2010

and then further Amended and Restated on the 17th day of March 2011

Maples Corporate Services (BVI) Limited

Kingston Chambers

PO Box 173

Road Town, Tortola

British Virgin Islands

TERRITORY OF THE BRITISH VIRGIN ISLANDS

THE BVI BUSINESS COMPANIES ACT, 2004

MEMORANDUM OF ASSOCIATION

OF

Arcos Dorados Holdings Inc.

1.	NAME

The name of the Company is Arcos Dorados Holdings Inc.

2.	STATUS

The Company is a company limited by shares.

3.	REGISTERED OFFICE AND REGISTERED AGENT

3.1.	The first registered office of the Company will be situated at Kingston Chambers, PO Box 173, Road Town, Tortola, British Virgin Islands.

3.2.	The first registered agent of the Company will be Maples Corporate Services (BVI) Limited of Kingston Chambers, PO Box 173, Road Town, Tortola, British Virgin Islands.

3.3.	The Company may by Resolution of Shareholders or by Resolution of Directors change the location of its registered office or change its registered agent.

3.4.	Any change of registered office or registered agent will take effect on the registration by the Registrar of a notice of the change filed by the existing registered agent or a legal practitioner in the British Virgin Islands acting on behalf of the Company.

4.	CAPACITY AND POWERS

4.1.	Subject to the Act and any other British Virgin Islands legislation, the Company has, irrespective of corporate benefit:

(a)	full capacity to carry on or undertake any business or activity, do any act or enter into any transaction; and

(b)	for the purposes of paragraph (a), full rights, powers and privileges.

4.2.	For the purposes of section 9(4) of the Act, the Company may not

(a)	carry on banking or trust business unless it is licensed to do so under the Banking and Trust Companies Act, 1990;

(b)	carry on business as an insurance or reinsurance company, insurance agent or insurance broker, unless it is licensed under the Insurance Act;

(c)	carry on the business of company management unless it is licensed under the Company Management Act, 1990;

(d)	carry on the business of providing the registered office or the registered agent for companies incorporated in the British Virgin Islands; or

(e)	carry on the business of mutual fund, mutual fund manager or mutual fund administrator without being licensed or recognised under the Securities and Investment Business Act, 2010.

5.	NUMBER AND CLASSES OF SHARES

5.1.	Shares in the Company may be issued in any currency.

5.2.	The Company is authorised to issue a maximum of 500,000,000 shares divided into:

(a)	420,000,000 Class A Shares with no par value per share (the “Class A Shares”); and

(b)	80,000,000 Class B Shares with no par value per share (the “Class B Shares”).

5.3.	The Company may issue fractional shares and a fractional share shall have the corresponding fractional rights, obligations and liabilities of a whole share of the same class or series of shares.

5.4.	Shares may be issued in one or more series of Shares as the Shareholders may by Resolution of Shareholders determine from time to time.

6.	RIGHTS OF SHARES

6.1.	The Class A Shares shall be entitled to one (1) vote per share and the Class B Shares shall be entitled to five (5) votes per share. Except with respect to voting, the rights, privileges and obligations of the Class A Shares and the Class B Shares shall be pari passu in all respects, including with respect to dividends and rights upon liquidation of the Company.

6.2.	Subject to Regulation 7 of the Memorandum, for purposes of Resolutions of Shareholders, Class A Shares and Class B Shares shall vote together as a single class unless otherwise required herein, by the Articles or by Applicable Law.

6.3.	Each Share carries the pre-emptive rights exercisable in accordance with Sub-Regulation 3.2 of the Articles.

6.4.	Each Class B share carries the conversion rights exercisable in accordance with Regulation 8 of the Articles.

6.5.	The Class B Shares may not be listed on any U.S. or foreign national or regional securities exchange or market.

6.6.	The Company may by Resolution of Directors redeem, purchase or otherwise acquire all or any of the Shares in the Company subject to Regulation 4 of the Articles.

7.	VARIATION OF RIGHTS

The rights attached to any class of Shares, under either the Memorandum or the Articles, may only be varied, whether or not the Company is in liquidation, with the consent in writing of or by a resolution passed at a meeting by the holders of not less than 50% of the issued Shares in that class and the holders of not less than 50% of the issued Shares of any other class of Shares which may be adversely affected by such variation.

8.	RIGHTS NOT VARIED BY THE ISSUE OF SHARES PARI PASSU

The rights conferred upon the holders of the Shares of any class shall not be deemed to be varied by the creation or issue of further Shares ranking pari passu therewith.

9.	REGISTERED SHARES

9.1.	The Company shall issue registered shares only.

9.2.	The Company is not authorised to issue bearer shares, convert registered shares to bearer shares or exchange registered shares for bearer shares.

10.	AMENDMENT OF MEMORANDUM AND ARTICLES

10.1.	The Company may amend the Memorandum or Articles by a Resolution of Shareholders; provided, that any amendment to Sub-Regulation 6.5 of the Memorandum must be approved by a Resolution of Shareholders of the holders of the Class A Shares.

10.2.	Any amendment of the Memorandum or Articles will take effect on the registration by the Registrar of a notice of amendment, or restated Memorandum and Articles, filed by the registered agent.

Capitalized terms used and not otherwise defined in the Memorandum have the meaning given to them in the Articles.

We, Maples Corporate Services (BVI) Limited of Kingston Chambers, PO Box 173, Road Town, Tortola, British Virgin Islands in our capacity as registered agent for the Company hereby apply to the Registrar for the incorporation of the Company this 9th day of December 2010.

Incorporator

[Signed Greg Boyd]

Greg Boyd
Authorised Signatory
Maples Corporate Services (BVI) Limited

TERRITORY OF THE BRITISH VIRGIN ISLANDS

THE BVI BUSINESS COMPANIES ACT, 2004

ARTICLES OF ASSOCIATION

OF

Arcos Dorados Holdings Inc.

1.	DEFINITIONS AND INTERPRETATION

1.1.	In the Memorandum of Association and these Articles of Association, if not inconsistent with the subject or context:

“Act” means the BVI Business Companies Act (No. 16 of 2004), as amended, and includes the regulations made under the Act;

“Amended and Restated Master Franchise Agreement” means the Amended and Restated Master Franchise Agreement for McDonald’s Restaurants among McDonald’s Latin America, LLC, LatAm, LLC, each of the MF Subsidiaries, Arcos Dorados Limited, Arcos Dorados Cooperatieve U.A., Arcos Dorados B.V. and Los Laureles, Ltd., dated as of November 10, 2008, as amended on August 31, 2010 and as may be amended from time to time prior to its expiration or termination;

“Annual General Meeting” means the annual meeting of Shareholders at which the financial statements for the latest financial year ended are presented for approval;

“Applicable Law” means all applicable provisions of (i) constitutions, treaties, statutes, laws (including the common law), rules, regulations, ordinances, codes or orders of any Governmental Entity, (ii) any consents or approvals of any Governmental Entity and (iii) any orders, decisions, injunctions, judgments, awards, decrees of or agreements with any Governmental Entity;

“Articles” means the Articles of Association of the Company;

“Class A Shares” has the meaning given that term in the Memorandum;

“Class B Shares” has the meaning given that term in the Memorandum;

“Class B Holder” means any Person who holds Class B Shares;

“Distribution” in relation to a distribution by the Company means the direct or indirect transfer of an asset, other than Shares, to or for the benefit of the Shareholder in relation to Shares held by a Shareholder, and whether by means of a purchase of an asset, the redemption or other acquisition of Shares, a distribution of indebtedness or otherwise, and includes a dividend;

“Director” includes a person occupying or acting in the position of a member of the board of Directors of the Company by whatever name called;

“Equity Securities” means any and all Shares of the Company, securities of the Company convertible into, or exchangeable or exercisable for, such shares, and options, warrants or other rights to acquire such shares;

“Governmental Entity” means any federal, state, local or foreign court, legislative, executive or regulatory authority or agency;

“McDonald’s” means McDonald’s Latin America, LLC, a Delaware limited liability company;

“Memorandum” means the Memorandum of Association of the Company;

“New Securities” means Equity Securities of the Company other than:

(a)	Equity Securities issued to employees, officers or directors pursuant to any share options, employee share purchase, long-term incentive plan or similar equity-based plans approved by Resolution of Directors and Equity Securities issued upon exercise of such options;

(b)	Equity Securities issued as consideration for any (i) merger, consolidation or other business combination or purchase of assets involving the Company or (ii) recapitalization, reorganization, exchange or analogous actions of the Company or any of its subsidiaries;

(c)	Equity Securities issued in connection with a division of shares, dividends in specie or distributions, recapitalization or any similar event approved in accordance with the Memorandum and Articles of the Company; provided, in each case, that the event is pro rata to the ownership interests of each Shareholder; and

(d)	Equity Securities sold in a bona fide public offering registered with the U.S. Securities and Exchange Commission.

“Person” means any individual, corporation, limited liability company, limited or general partnership, joint venture, association, joint-stock company, trust, unincorporated organization, government or any agency or political subdivisions thereof or any group comprised of two or more of the foregoing;

“Registrar” means the Registrar of Corporate Affairs appointed under section 229 of the Act;

“Regulation” is a reference to a regulation of the Articles;

“Resolution of Directors” means either:

(a)	a resolution approved at a duly convened and constituted meeting of Directors of the Company or, in relation to a resolution capable of being passed by a duly authorised committee of directors, of a committee of Directors of the Company by the affirmative vote of a majority of the Directors present at the meeting who voted except that where a Director is given more than one vote, he shall be counted by the number of votes he casts for the purpose of establishing a majority; provided, that in the case of a tie, the Chairman of the Board shall have the casting vote; or

(b)	a resolution consented to in writing by all Directors or, in relation to a resolution capable of being passed by a duly authorised committee of directors, by all members of a committee of Directors of the Company, as the case may be;

“Resolution of Shareholders” means either:

a)	a resolution approved at a duly convened and constituted meeting of the Shareholders of the Company by the affirmative vote of a majority of in excess of 50% of the votes of the Shareholders entitled to vote thereon which were present at the meeting and voted on such resolution; or

b)	a resolution consented to in writing by a majority of the votes of Shares entitled to vote thereon;

“Seal” means any seal which has been duly adopted as the common seal of the Company;

“Securities” means Shares and debt obligations of every kind of the Company, and including without limitation options, warrants and rights to acquire Shares or debt obligations;

“Share” means a share issued or to be issued by the Company;

“Shareholder” means a Person whose name is entered in the register of members of the Company as the holder of one or more Shares or fractional Shares; and

“Treasury Share” means a Share that was previously issued but was repurchased, redeemed or otherwise acquired by the Company and not cancelled.

1.2.	The Act, the Memorandum or the Articles is a reference to the Act or those documents in the original form, as amended, restated or re-enacted; and the singular includes the plural and vice versa.

1.3.	Any words or expressions defined in the Act, unless the context otherwise requires, bear the same meaning in the Memorandum and Articles unless otherwise defined herein.

1.4.	Headings are inserted for convenience only and shall be disregarded in interpreting the Memorandum and Articles.

2.	REGISTERED SHARES

2.1.	Every Shareholder is entitled to a certificate signed by a Director, officer or any other person authorized by a Resolution of Directors or under the Seal specifying the number of Shares held by him and the signature of the Director and the Seal may be facsimiles.

2.2.	Any Shareholder receiving a certificate shall indemnify and hold the Company and its Directors and officers harmless from any loss or liability which it or they may incur by reason of any wrongful or fraudulent use or representation made by any such Shareholder by virtue of the possession thereof. If a certificate for Shares is worn out or lost it may be renewed on production of the worn out certificate or on satisfactory proof of its loss together with such indemnity as may be required by a Resolution of Directors.

2.3.	If several Persons are registered as joint holders of any Shares, anyone of such Persons may give an effectual receipt for any Distribution.

3.	SHARES

3.1.	Shares and other Securities may be issued at such times, to such Persons, for such consideration and on such terms as the Shareholders may by Resolution of Shareholders determine.

3.2.	Section 46 of the Act (Pre-emptive rights) does not apply to the Company; provided, that the Shareholders of the Company shall be entitled to rights to subscribe New Securities in connection with any issuance of New Securities such that New Securities shall be offered in the first instance to all the holders of outstanding Shares of any class or classes in proportion to the number of such Shares held by them respectively at a price and on other terms and conditions no less favorable than proposed to be offered to other Persons.

3.3.	A Share may be issued for consideration in any form, including money, a promissory note, or other written obligation to contribute money or property, real property, personal property (including goodwill and know-how), services rendered or a contract for future services.

3.4.	No Shares may be issued for a consideration other than money, unless a Resolution of Shareholders has been passed stating, in each case as determined by the Directors:

(a)	the amount to be credited for the issue of the Shares;

(b)	the determination of the reasonable present cash value of the non-money consideration for the issue; and

(c)	that, in the opinion of the Directors, the present cash value of the non-money consideration for the issue is not less than the amount to be credited for the issue of the Shares.

3.5.	The Company shall keep a register (the “register of members”) containing:

(a)	the names and addresses of the Persons who hold Shares;

(b)	the number of each class and series of Shares held by each Shareholder;

(c)	the date on which the name of each Shareholder was entered in the register of members; and

(d)	the date on which any Person ceased to be a Shareholder.

3.6.	The register of members may be in any such form as the Directors may approve, but if it is in magnetic, electronic or other data storage form, the Company must be able to produce legible evidence of its contents. Until the Directors otherwise determine, the magnetic, electronic or other data storage form shall be the original register of members.

3.7.	A Share is deemed to be issued when the name of the Shareholder is entered in the register of members.

3.8.	Notwithstanding anything in the Memorandum or Articles to the contrary, if and for so long as the Amended and Restated Master Franchise Agreement requires the holder of Class B Shares to hold at least 51 per cent of the votes of the Shares entitled to vote on Resolutions of Shareholders, the Company shall take no action that would cause or permit the holder of Class B Shares to hold less than 51 per cent of the votes of the Shares entitled to vote on Resolutions of Shareholders without the prior written approval of McDonald’s.

4.	REDEMPTION OF SHARES AND TREASURY SHARES

4.1.

The Company may purchase, redeem or otherwise acquire and hold its own Shares save that the Company may not purchase, redeem or otherwise acquire its own Shares without the consent of Shareholders whose Shares are to be purchased, redeemed or otherwise acquired unless the Company is permitted by the Act or any other provision in the Memorandum or Articles (including without limitation Regulation 8) to purchase, redeem or otherwise acquire the Shares without their consent.

4.2.	The Company may only offer to acquire Shares if at the relevant time the Directors determine by Resolution of Directors that immediately after the acquisition the value of the Company’s assets will exceed its liabilities and the Company will be able to pay its debts as they fall due.

4.3.	Sections 60 (Process for acquisition of own shares), 61 (Offer to one or more shareholders) and 62 (Shares redeemed otherwise than at the option of company) of the Act shall not apply to the Company.

4.4.	Shares that the Company purchases, redeems or otherwise acquires pursuant to this Regulation may be cancelled or held as Treasury Shares except to the extent that such Shares are in excess of 50 percent of the issued Shares in which case they shall be cancelled but they shall be available for reissue.

4.5.	All rights and obligations attaching to a Treasury Share are suspended and shall not be exercised by the Company while it holds the Share as a Treasury Share.

4.6.	Treasury Shares may be disposed of by the Company on such terms and conditions (not otherwise inconsistent with the Memorandum and Articles) as the Company may by Resolution of Directors determine.

4.7.	Where Shares are held by another body corporate of which the Company holds, directly or indirectly, Shares having more than 50 per cent of the votes in the election of Directors of the other body corporate, all rights and obligations attaching to the Shares held by the other body corporate are suspended and shall not be exercised by the other body corporate.

5.	MORTGAGES AND CHARGES OF SHARES

5.1.	Shareholders may mortgage or charge their Shares.

5.2.	There shall be entered in the register of members at the written request of the Shareholder:

(a)	a statement that the Shares held by him are mortgaged or charged;

(b)	the name of the mortgagee or chargee; and

(c)	the date on which the particulars specified in subparagraphs (a) and (b) are entered in the register of members.

5.3.	Where particulars of a mortgage or charge are entered in the register of members, such particulars may be cancelled:

(a)	with the written consent of the named mortgagee or chargee or anyone authorised to act on his behalf; or

(b)	upon evidence satisfactory to the Directors of the discharge of the liability secured by the mortgage or charge and the issue of such indemnities as the Directors shall consider necessary or desirable.

5.4.	Whilst particulars of a mortgage or charge over Shares are entered in the register of members pursuant to this Regulation:

(a)	no transfer of any Share the subject of those particulars shall be effected;

(b)	the Company may not purchase, redeem or otherwise acquire any such Share; and

(c)	no replacement certificate shall be issued in respect of such Shares,

without the written consent of the named mortgagee or chargee.

6.	FORFEITURE

6.1.	Shares that are not fully paid on issue are subject to the forfeiture provisions set forth in this Regulation 6 and for this purpose Shares issued for a promissory note or a contract for future services are deemed to be not fully paid.

6.2.	A written notice of call specifying the date for payment to be made shall be served on the Shareholder who defaults in making payment in respect of the Shares.

6.3.	The written notice of call referred to in Sub-Regulation 6.2 shall name a further date not earlier than the expiration of 14 days from the date of service of the notice on or before which the payment required by the notice is to be made and shall contain a statement that in the event of non-payment at or before the time named in the notice the Shares, or any of them, in respect of which payment is not made will be liable to be forfeited.

6.4.	Where a written notice of call has been issued pursuant to Sub-Regulation 6.3 and the requirements of the notice have not been complied with, the Directors may, at any time before tender of payment, forfeit and cancel the Shares to which the notice relates.

6.5.	The Company is under no obligation to refund any moneys to the Shareholder whose Shares have been cancelled pursuant to Sub-Regulation 6.4 and that Shareholder shall be discharged from any further obligation to the Company.

7.	TRANSFER OF SHARES

7.1.	Shares may be transferred by a written instrument of transfer signed by the transferor and containing the name and address of the transferee, which shall be sent to the Company for registration.

7.2.	The transfer of a Share is effective when the name of the transferee is entered on the register of members.

7.3.	The Company shall, on receipt of an instrument of transfer complying with the Articles, enter the name of the transferee of a Share in the register of members unless the Directors resolve to refuse or delay the registration of the transfer for reasons that shall be specified in a Resolution of Directors.

7.4.	The Directors may only resolve to refuse or delay the registration of transfer of any Share if the transfer would breach any of the provisions of the Act or of the Memorandum and Articles or if the Shareholder has failed to pay an amount due in respect of such Share.

7.5.	If the Directors of the Company are satisfied that an instrument of transfer relating to Shares has been signed but that the instrument has been lost or destroyed, they may resolve by Resolution of Directors:

(a)	to accept such evidence of the transfer of Shares as they consider appropriate; and

(b)	that the transferee’s name should be entered in the register of members notwithstanding the absence of the instrument of transfer.

7.6.	Subject to the Memorandum, the personal representative of a deceased Shareholder may transfer a Share even though the personal representative is not a Shareholder at the time of the transfer.

8.	CONVERSION OF CLASS B SHARES

8.1.	Each Class B Share shall be convertible into one (1) fully paid and nonassessable Class A Share at the option of the holder of such Class B Share at any time upon written notice to the transfer agent of the Company; provided, that such conversion has been approved in writing by McDonald’s so long as the Amended and Restated Master Franchise Agreement has not expired or has not been terminated.

8.2.	Each Class B Share shall automatically, without any further action on the part of the Company, any Class B Holder or any other party (other than registration by the transfer agent pursuant to Sub-Regulation 8.4), convert into one (1) fully paid and non-assessable Class A Share at such time as the Class B Holders cease to hold, directly or indirectly, at least twenty (20) percent of the aggregate number of outstanding Shares.

8.3.	The Directors may, from time to time, establish such policies and procedures relating to the general administration of the Company’s register of members, including the issuance of share certificates, as they may deem necessary or advisable, and may request that Class B Holders furnish affidavits or other proof to the Company as they deem necessary to verify the ownership of Class B Shares. A determination by a Resolution of Directors that a conversion of Class B Shares to Class A Shares has occurred shall be conclusive.

8.4.	In the event of a conversion of Class B Shares to Class A Shares pursuant to this Regulation 8, such conversion shall take effect (a) in the event of a voluntary conversion pursuant to Sub-Regulation 8.1, at the time that the transfer agent of the Company registers the conversion in the Company’s register of members following written notice of the conversion having been provided to the transfer agent and (b) in the event of an automatic conversion of all Class B Shares pursuant to Sub-Regulation 8.2, at the time that the transfer agent of the Company registers the conversion in the Company’s register of members following the record date on which the Class B Holders own less than the requisite percentage of outstanding Shares. Upon any conversion of Class B Shares to Class A Shares, all rights of the Class B Holder shall cease and the Person or Persons in whose names or names the certificate or certificates representing the Class A Shares are to be issued shall be treated for all purposes as having become the recordholder or holders of Class A Shares. Class B Shares that are converted into Class A Shares as provided in this Regulation 8 shall be retired and cancelled and may not be reissued. All conversions of Class B Shares to Class A Shares pursuant to this Regulation 8 shall be effected by the Company by way of repurchase by the Company of the Class B Shares in consideration for the simultaneous issue of Class A Shares, credited as fully paid. For purposes of Section 63(b) of the Act, the conversion rights set out in Article 8.1 entitle the holder of such Class B Shares to have the conversion effected through a repurchase by the Company of such Class B Shares.

8.5.	The Company shall at all times reserve and keep available, solely for the purpose of issue upon conversion of the outstanding Class B Shares, such number of Class A Shares as may be required to be issued upon the conversion of all outstanding Class B Shares.

9.	MEETINGS AND CONSENTS OF SHAREHOLDERS

9.1.	The Directors of the Company may convene meetings of the Shareholders at such times and in such manner and places within or outside the British Virgin Islands as the Directors consider necessary or desirable; provided, that at least one meeting of the Shareholders be held each year.

9.2.	Upon the written request of Shareholders entitled to exercise 30 per cent or more of the voting rights in respect of the matter for which the meeting is requested the Directors shall convene a meeting of Shareholders. Any such request must state the proposed purpose of the requested meeting.

9.3.	The Directors convening a meeting shall give not less than ten (10) days’ notice of a meeting of Shareholders to:

(a)	those Shareholders whose names on the date the notice is given appear as Shareholders in the register of members of the Company and are entitled to vote at the meeting; and

(b)	the other Directors.

9.4.	The Directors convening a meeting of Shareholders or any action by written consent may fix as the record date for determining those Shareholders that are entitled to vote at the meeting the date notice is given of the meeting, or such other date as may be specified in the notice, being a date not earlier than the date of the notice.

9.5.	A meeting of Shareholders held in contravention of the requirement to give notice is valid if Shareholders holding at least 90 per cent of the total voting rights on all the matters to be considered at the meeting have waived notice of the meeting and, for this purpose, the presence of a Shareholder at the meeting shall constitute waiver in relation to all the Shares which that Shareholder holds.

9.6.	The inadvertent failure of a Director who convenes a meeting to give notice of a meeting to a Shareholder or another Director, or the fact that a Shareholder or another Director has not received notice, does not invalidate the meeting.

9.7.	A Shareholder may be represented at a meeting of Shareholders by a proxy who may speak and vote on behalf of the Shareholder.

9.8.	The instrument appointing a proxy shall be produced at the place designated for the meeting before the time for holding the meeting at which the person named in such instrument proposes to vote. The notice of the meeting may specify an alternative or additional place or time at which the proxy shall be presented.

9.9.	The instrument appointing a proxy shall be in substantially the following form or such other form as the chairman of the meeting shall accept as properly evidencing the wishes of the Shareholder appointing the proxy.

[ Name of Company ]

I/We being a Shareholder of the above Company HEREBY APPOINT                      of                      or failing him                     of                      to be my/our proxy to vote for me/us at the meeting of Shareholders to be held on the      day of                     , 20         and at any adjournment thereof.

(Any restrictions on voting to be inserted here.)

Signed this      day of                     , 20

Shareholder

9.10.	The following applies where Shares are jointly owned:

(a)	if two or more persons hold Shares jointly each of them may be present in person or by proxy at a meeting of Shareholders and may speak as a Shareholder;

(b)	if only one of the joint owners is present in person or by proxy he may vote on behalf of all joint owners; and

(c)	if two or more of the joint owners are present in person or by proxy they must vote as one.

9.11.	A meeting of Shareholders is duly constituted if, at the commencement of the meeting, there are present in person or by proxy not less than 50 per cent of the votes of the Shares entitled to vote on Resolutions of Shareholders to be considered at the meeting. A quorum may comprise a single Shareholder or proxy and then such person may pass a Resolution of Shareholders and a certificate signed by such person accompanied where such person be a proxy by a copy of the proxy instrument shall constitute a valid Resolution of Shareholders.

9.12.	If within two hours from the time appointed for the meeting a quorum is not present, the meeting, if convened upon the requisition of Shareholders, shall be dissolved; in any other case it shall stand adjourned to the next business day in the jurisdiction in which the meeting was to have been held at the same time and place or to such other date, time and place as the Directors may determine, and if at the adjourned meeting there are present within one hour from the time appointed for the meeting in person or by proxy not less than one third of the votes of the Shares of each class or series of Shares entitled to vote on the matters to be considered by the meeting, those present shall constitute a quorum but otherwise the meeting shall be dissolved. Notice of the adjourned meeting need not be given if the date, time and place of such meeting are announced at the meeting at which the adjournment is taken.

9.13.	At every meeting of Shareholders, the Chairman of the Board shall preside as chairman of the meeting. If there is no Chairman of the Board or if the Chairman of the Board is not present at the meeting, the Shareholders present shall choose one of their members to be the chairman. If the Shareholders are unable to choose a chairman for any reason, then the person representing the greatest number of voting Shares present in person or by proxy at the meeting shall preside as chairman failing which the oldest individual Shareholder or representative of a Shareholder present shall take the chair.

9.14.	The chairman may adjourn any meeting from time to time, and from place to place, but no business shall be transacted at any adjourned meeting other than the business left unfinished at the meeting from which the adjournment took place.

9.15.	At any meeting of the Shareholders, the chairman is responsible for deciding in such manner as he considers appropriate whether any resolution proposed has been carried or not and the result of his decision shall be announced to the meeting and recorded in the minutes of the meeting. If the chairman has any doubt as to the outcome of the vote on a proposed resolution, he shall cause a poll to be taken of all votes cast upon such resolution. If the chairman fails to take a poll then any Shareholder present in person or by proxy who disputes the announcement by the chairman of the result of any vote may immediately following such announcement demand that a poll be taken and the chairman shall cause a poll to be taken. If a poll is taken at any meeting, the result shall be announced to the meeting and recorded in the minutes of the meeting.

9.16.	Subject to the specific provisions contained in this Regulation for the appointment of representatives of Persons other than individuals the right of any individual to speak for or represent a Shareholder shall be determined by the law of the jurisdiction where, and by the documents by which, the Person is constituted or derives its existence. In case of doubt, the Directors may in good faith seek legal advice from any qualified person and unless and until a court of competent jurisdiction shall otherwise rule, the Directors may rely and act upon such advice without incurring any liability to any Shareholder or the Company.

9.17.	Any Person other than an individual which is a Shareholder may by resolution of its directors or other governing body authorise such individual as it thinks fit to act as its representative at any meeting of Shareholders or of any class of Shareholders, and the individual so authorised shall be entitled to exercise the same rights on behalf of the Person which he represents as that Person could exercise if it were an individual.

9.18.	The chairman of any meeting at which a vote is cast by proxy or on behalf of any Person other than an individual may call for a notarially certified copy of such proxy or authority which shall be produced within seven (7) days of being so requested or the votes cast by such proxy or on behalf of such Person shall be disregarded.

9.19.	Directors of the Company may attend and speak at any meeting of Shareholders and at any separate meeting of the holders of any class or series of Shares.

9.20.	An action that may be taken by the Shareholders at a meeting may also be taken by a Resolution of Shareholders consented to in writing, without the need for any notice, but if any Resolution of Shareholders is adopted otherwise than by the unanimous written consent of all Shareholders, a copy of such resolution shall forthwith be sent to all Shareholders not consenting to such resolution. The consent may be in the form of counterparts, each counterpart being signed by one or more Shareholders. If the consent is in one or more counterparts, and the counterparts bear different dates, then the resolution shall take effect on the earliest date upon which Persons holding a sufficient number of votes of Shares to constitute a Resolution of Shareholders have consented to the resolution by signed counterparts.

10.	DIRECTORS

10.1.	The first Directors of the Company shall be appointed by the first registered agent; and thereafter, the Directors shall be elected by Resolution of Shareholders.

10.2.	No person shall be appointed as a Director of the Company unless he has consented in writing to act as a Director or to be nominated as a reserve Director.

10.3.	The number of Directors shall be fixed at eight (8); and thereafter, the number of Directors as may be increased or decreased by Resolution of Shareholders or by Resolution of Directors.

10.4.	The Directors shall be divided into three classes, as nearly equal in number as possible. Directors shall be elected for a term of office expiring at the third succeeding Annual General Meeting of Shareholders after their election, or until their earlier death, resignation or removal. Notwithstanding the foregoing, each Director shall hold office until such Director’s successor shall have been duly elected and qualified or until such Director’s death, resignation or removal.

10.5.	There is no distinction in the voting or other powers and authorities of Directors of different classes; the classifications are solely for the purposes of the retirement by rotation provisions set out in Sub-Regulation 10.4. Each Director shall be designated as either a Class I, Class II or Class III Director. The Board shall from time to time by Resolution of Directors determine the respective numbers of Class I Directors, Class II Directors and Class III Directors.

10.6.	Each Class I Director shall (unless his or her office is vacated in accordance with these Articles) serve initially until the conclusion of the Annual General Meeting held in the calendar year 2012.

Each Class II Director shall (unless his or her office is vacated in accordance with these Articles) serve initially until the conclusion of the Annual General Meeting held in the calendar year 2013.

Each Class III Director shall (unless his or her office is vacated in accordance with these Articles) serve initially until the conclusion of the Annual General Meeting held in the calendar year 2014.

10.7.	Any Person designated to serve on the Board may be removed as a Director at any time, with or without cause, by Resolution of Shareholders or by Resolution of Directors.

10.8.	A Director may resign his office by giving written notice of his resignation to the Company and the resignation has effect from the date the notice is received by the Company or from such later date as may be specified in the notice. A Director shall resign forthwith as a Director if he is, or becomes, disqualified from acting as a Director under the Act.

10.9.	The Directors may at any time appoint any person to be a Director either to fill a vacancy or as an addition to the existing Directors. Where the Directors appoint a person as Director to fill a vacancy, the term shall not exceed the term that remained when the person who has ceased to be a Director ceased to hold office.

10.10.	A vacancy in relation to Directors occurs if a Director dies or otherwise ceases to hold office prior to the expiration of his term of office.

10.11.	Where the Company only has one Shareholder who is an individual and that Shareholder is also the sole Director of the Company, the sole Shareholder/Director may, by instrument in writing, nominate a person who is not disqualified from being a Director of the Company as a reserve Director of the Company to act in the place of the sole Director in the event of his death.

10.12.	The nomination of a person as a reserve Director of the Company ceases to have effect if:

(a)	before the death of the sole Shareholder/Director who nominated him,

(i)	resigns as reserve Director, or

(ii)	the sole Shareholder/Director revokes the nomination in writing; or

(b)	the sole Shareholder/Director who nominated him ceases to be able to be the sole Shareholder/Director of the Company for any reason other than his death.

10.13.	The Company shall keep a register of directors containing:

(a)	the names and addresses of the persons who are Directors of the Company or who have been nominated as reserve Directors of the Company;

(b)	the date on which each person whose name is entered in the register was appointed as a Director, or nominated as a reserve Director, of the Company;

(c)	the date on which each person named as a Director ceased to be a Director of the Company;

(d)	the date on which the nomination of any person nominated as a reserve Director ceased to have effect; and

(e)	such other information as may be prescribed by the Act.

10.14.	The register of directors may be kept in any such form as the Directors may approve, but if it is in magnetic, electronic or other data storage form, the Company must be able to produce legible evidence of its contents. Until a Resolution of Directors determining otherwise is passed, the magnetic, electronic or other data storage shall be the original register of directors.

10.15.	The Directors may, by a Resolution of Directors, fix the emoluments of Directors with respect to services to be rendered in any capacity to the Company.

10.16.	A Director is not required to hold a Share as a qualification to office.

10.17.	Board observers shall be permitted to attend and participate, but shall not be entitled to vote, in meetings of Directors, subject to the terms and conditions, and any applicable policies and procedures, of the Company from time to time. The Company may pay for or reimburse the costs and expenses of any such Board observer’s attendance or participation, but shall not be permitted to pay emoluments with respect to any such Board observer.

11.	POWERS OF DIRECTORS

11.1.	The business and affairs of the Company shall be managed by, or under the direction or supervision of, the Directors of the Company. The Directors of the Company have all the powers necessary for managing, and for directing and supervising, the business and affairs of the Company. The Directors may pay all expenses incurred preliminary to and in connection with the incorporation of the Company and may exercise all such powers of the Company as are not by the Act or by the Memorandum or the Articles required to be exercised by the Shareholders.

11.2.	Each Director shall exercise his powers for a proper purpose and shall not act or agree to the Company acting in a manner that contravenes the Memorandum, the Articles or the Act. Each Director, in exercising his powers or performing his duties, shall act honestly and in good faith in what the Director believes to be the best interests of the Company.

11.3.	The continuing Directors may act notwithstanding any vacancy in their body.

11.4.	The Directors may by Resolution of Directors exercise all the powers of the Company to incur indebtedness, liabilities or obligations and to secure indebtedness, liabilities or obligations whether of the Company or of any third party.

11.5.	All cheques, promissory notes, drafts, bills of exchange and other negotiable instruments and all receipts for moneys paid to the Company shall be signed, drawn, accepted, endorsed or otherwise executed, as the case may be, in such manner as shall from time to time be determined by Resolution of Directors.

11.6.	For the purposes of Section 175 (Disposition of assets) of the Act, the Directors may by Resolution of Directors determine that any sale, transfer, lease, exchange or other disposition is in the usual or regular course of the business carried on by the Company and such determination is, in the absence of fraud, conclusive.

12.	PROCEEDINGS OF DIRECTORS

12.1.	Any one Director of the Company may call a meeting of the Directors by sending a written notice to each other Director.

12.2.	The Directors of the Company or any committee thereof shall hold regular meetings not less than quarterly at such times and in such manner and places within or outside the British Virgin Islands as the Directors may determine to be necessary or desirable.

12.3.	A Director is deemed to be present at a meeting of Directors if he participates by telephone or other electronic means and all Directors participating in the meeting are able to hear each other.

12.4.	A quorum for meetings of the Directors shall consist of a majority of the total number of Directors, unless there are only two Directors in which case the quorum is two. Meetings of the Board may be called by the Chairman at any time, provided that at least 72 hours’ written notice of such meeting, with an agenda specifying in reasonable detail any actions that will be considered at such meeting, has been provided to the Directors or notice thereof has been waived by each Director. Without limitation of the foregoing, the Directors shall not consider or approve any actions described in Regulation 13.2 unless the consideration of such actions was specified on the agenda included with such notice.

12.5.	If the Company has only one Director the provisions herein contained for meetings of Directors do not apply and such sole Director has full power to represent and act for the Company in all matters as are not by the Act, the Memorandum or the Articles required to be exercised by the Shareholders. In lieu of minutes of a meeting the sole Director shall record in writing and sign a note or memorandum of all matters requiring a Resolution of Directors. Such a note or memorandum constitutes sufficient evidence of such resolution for all purposes.

12.6.	At meetings of Directors at which the Chairman of the Board is present, he shall preside as chairman of the meeting. If there is no Chairman of the Board or if the Chairman of the Board is not present, the Directors present shall choose one of their members to be chairman of the meeting.

12.7.	An action that may be taken by the Directors or a committee of Directors at a meeting may also be taken by a Resolution of Directors or a resolution of a committee of Directors consented to in writing by all Directors or by all members of the committee, as the case may be, without the need for any notice. The consent may be in the form of counterparts each counterpart being signed by one or more Directors. If the consent is in one or more counterparts, and the counterparts bear different dates, then the resolution shall take effect on the date upon which the last Director has consented to the resolution by signed counterparts.

13.	COMMITTEES

13.1.	The Directors may, by Resolution of Directors, designate one or more committees, each consisting of one or more Directors, and delegate one or more of their powers, including the power to affix the Seal, to the committee.

13.2.	The Directors have no power to delegate to a committee of Directors any of the following powers:

(a)	to designate committees of Directors;

(b)	to delegate powers to a committee of Directors;

(c)	to appoint or remove Directors;

(d)	to appoint or remove an agent;

(e)	to approve a plan of merger, consolidation or arrangement;

(f)	to make a declaration of solvency or to approve a liquidation plan, or

(g)	to make a determination that immediately after a proposed Distribution the value of the Company’s assets will exceed its liabilities and the Company will be able to pay its debts as they fall due.

13.3.	Sub-Regulation 13.2(a) and (b) do not prevent a committee of Directors, where authorised by the Resolution of Directors appointing such committee or by a subsequent Resolution of Directors, from appointing a sub-committee and delegating powers exercisable by the committee to the sub-committee.

13.4.	The meetings and proceedings of each committee of Directors consisting of two or more Directors shall be governed mutatis mutandis by the provisions of the Articles regulating the proceedings of Directors so far as the same are not superseded by any provisions in the Resolution of Directors establishing the committee.

13.5.	Where the Directors delegate their powers to a committee of Directors they remain responsible for the exercise of that power by the committee, unless they believed on reasonable grounds at all times before the exercise of the power that the committee would exercise the power in conformity with the duties imposed on Directors of the Company under the Act.

14.	APPROVALS

14.1.	Except as required by Applicable Law, all actions requiring the approval of the Directors shall be approved by a majority of the Directors present at any duly convened meeting of the Directors or by unanimous written consent of the Directors without a meeting, in each case in accordance with the provisions of Applicable Law, the Memorandum and the Articles.

15.	OFFICERS

15.1.	The Company may by Resolution of Directors appoint officers of the Company at such times as may be considered necessary or expedient. Such officers may consist of a Chairman of the Board of Directors, a president and one or more vice-presidents, secretaries and treasurers and such other officers as may from time to time be considered necessary or expedient. Any number of offices may be held by the same person.

15.2.

The officers shall perform such duties as are prescribed at the time of their appointment subject to any modification in such duties as may be prescribed thereafter by Resolution of Directors. In the absence of any specific prescription of duties it shall be the responsibility of the Chairman of the Board to preside at meetings of Directors and Shareholders, the president to manage the day to day affairs of the Company, the vice-presidents to act in order of seniority in the absence of the president but otherwise to perform such duties as may be delegated to them by the president, the secretaries to maintain the register of members, minute books and records (other than financial records) of the Company and to ensure compliance with all procedural requirements imposed on the Company by applicable law, and the treasurer to be responsible for the financial affairs of the Company.

15.3.	The emoluments of all officers shall be fixed by Resolution of Directors or by the Compensation Committee of the Board of Directors, as applicable.

15.4.	The officers of the Company shall hold office until their successors are duly appointed, but any officer elected or appointed by the Directors may be removed at any time, with or without cause, by Resolution of Directors. Any vacancy occurring in any office of the Company may be filled by Resolution of Directors.

15.5.	The Directors may, by a Resolution of Directors, appoint any person, including a person who is a Director, to be an agent of the Company.

15.6.	An agent of the Company shall have such powers and authority of the Directors, including the power and authority to affix the Seal, as are set forth in the Articles or in the Resolution of Directors appointing the agent, except that no agent has any power or authority with respect to the following:

(a)	to amend the Memorandum or the Articles;

(b)	to change the registered office or agent;

(c)	to designate committees of Directors;

(d)	to delegate powers to a committee of Directors;

(e)	to appoint or remove Directors;

(f)	to appoint or remove an agent;

(g)	to fix emoluments of Directors;

(h)	to approve a plan of merger, consolidation or arrangement;

(i)	to make a declaration of solvency or to approve a liquidation plan;

(j)	to make a determination that immediately after a proposed Distribution the value of the Company’s assets will exceed its liabilities and the Company will be able to pay its debts as they fall due; or

(k)	to authorise the Company to continue as a company incorporated under the laws of a jurisdiction outside the British Virgin Islands.

15.7.	The Resolution of Directors appointing an agent may authorise the agent to appoint one or more substitutes or delegates to exercise some or all of the powers conferred on the agent by the Company.

15.8.	The Directors may remove an agent appointed by the Company and may revoke or vary a power conferred on him.

16.	CONFLICT OF INTERESTS

16.1.	A Director of the Company shall, forthwith after becoming aware of the fact that he is interested in a transaction entered into or to be entered into by the Company, disclose the interest to all other Directors of the Company.

16.2.	For the purposes of Regulation 16.1, a disclosure to all other Directors to the effect that a Director is a member, director or officer of another named entity or has a fiduciary relationship with respect to the entity or a named individual and is to be regarded as interested in any transaction which may, after the date of the entry or disclosure, be entered into with that entity or individual, is a sufficient disclosure of interest in relation to that transaction.

16.3.	With the consent of the disinterested Directors, a Director of the Company who is interested in a transaction entered into or to be entered into by the Company may:

(a)	vote on a matter relating to the transaction;

(b)	attend a meeting of Directors at which a matter relating to the transaction arises and be included among the Directors present at the meeting for the purposes of a quorum; and

(c)	sign a document on behalf of the Company, or do any other thing in his capacity as a Director, that relates to the transaction,

and, subject to compliance with the Act shall not, by reason of his office be accountable to the Company for any benefit which he derives from such transaction and no such transaction shall be liable to be avoided on the grounds of any such interest or benefit.

16.4.	A Director of the Company who is interested in a transaction entered into or to be entered into by the Company may:

(a)	abstain from voting on a matter relating to the transaction; and

(b)	decline to attend a meeting of Directors at which a matter relating to the transaction arises;

and, subject to compliance with the Act shall not, by reason of his office be accountable to the Company for any benefit which he derives from such transaction and no such transaction shall be liable to be avoided on the grounds of any such interest or benefit.

17.	INDEMNIFICATION

17.1.	A Director of the Company shall not be liable to the Company or its shareholders for monetary damages for breach of fiduciary duty as a Director to the fullest extent permitted by Applicable Law.

17.2.	The Company shall indemnify against all expenses, including legal fees, and against all judgments, fines and amounts paid in settlement and reasonably incurred in connection with legal, administrative or investigative proceedings or suits any person who:

(a)	is or was a party or is threatened to be made a party to any threatened, pending or completed proceedings or suits, whether civil, criminal, administrative or investigative, by reason of the fact that the person is or was a Director of the Company; or

(b)	is or was, at the request of the Company, serving as a director of, or in any other capacity is or was acting for, another company or a partnership, joint venture, trust or other enterprise.

17.3.	The termination of any proceedings by any judgment, order, settlement, conviction or the entering of a nolle prosequi does not, by itself, create a presumption that the person did not act honestly and in good faith and with a view to the best interests of the Company or that the person had reasonable cause to believe that his conduct was unlawful.

17.4.	Expenses, including legal fees, incurred by a person referred to in Sub-Regulation 17.2 in defending any legal, administrative or investigative proceedings may be paid by the Company in advance of the final disposition of such proceedings.

17.5.	The indemnification and advancement of expenses provided by, or granted pursuant to, this Regulation 17 is not exclusive of any other rights to which the person seeking indemnification or advancement of expenses may be entitled under any agreement, Resolution of Shareholders, resolution of disinterested Directors or otherwise, both as acting in the person’s official capacity and as to acting in another capacity while serving as a Director of the Company.

17.6.	If a person referred to in Sub-Regulation 17.2 has been successful in defence of any proceedings referred to in Sub-Regulation 17.2, the person is entitled to be indemnified against all expenses, including legal fees, and against all judgments, fines and amounts paid in settlement and reasonably incurred by the person in connection with the proceedings.

17.7.	The right to indemnification conferred in this Regulation 17 shall be a contract right.

17.8.	The Company may purchase and maintain insurance in relation to any person who is or was a Director, officer, employee, agent or liquidator of the Company, or who at the request of the Company is or was serving as a Director, officer, employee, agent or liquidator of, or in any other capacity is or was acting for, another company or a partnership, joint venture, trust or other enterprise, against any liability asserted against the person and incurred by the person in that capacity, whether or not the Company has or would have had the power to indemnify the person against the liability as provided in the Articles.

17.9.	Neither the amendment nor repeal of this Regulation 17, nor the adoption of any provision of the Memorandum or Articles of the Company, nor, to the fullest extent permitted by Applicable Law, any modification of law, shall adversely affect any right or protection of any person granted pursuant hereto existing at, or arising out of or related to any event, act or omission that occurred prior to, the time of such amendment, repeal, adoption or modification (regardless of when any proceeding or suit (or part thereof) relating to such event, act or omission arises or is first threatened, commenced or completed).

18.	RECORDS

18.1.	The Company shall keep the following documents at the office of its registered agent:

(a)	the Memorandum and the Articles;

(b)	the register of members, or a copy of the register of members;

(c)	the register of directors, or a copy of the register of directors; and

(d)	copies of all notices and other documents filed by the Company with the Registrar in the previous 10 years.

18.2.	Until the Directors determine otherwise by Resolution of Directors the Company shall keep the original register of members and original register of directors at the office of its registered agent.

18.3.	If the Company maintains only a copy of the register of members or a copy of the register of directors at the office of its registered agent, it shall:

(a)	within 15 days of any change in either register, notify the registered agent in writing of the change; and

(b)	provide the registered agent with a written record of the physical address of the place or places at which the original register of members or the original register of directors is kept.

18.4.	The Company shall keep the following records at the office of its registered agent or at such other place or places, within or outside the British Virgin Islands, as the Directors may determine:

(a)	minutes of meetings and Resolutions of Shareholders and classes of Shareholders; and

(b)	minutes of meetings and Resolutions of Directors and committees of Directors.

18.5.	Where any original records referred to in this Regulation are maintained other than at the office of the registered agent of the Company, and the place at which the original records is changed, the Company shall provide the registered agent with the physical address of the new location of the records of the Company within 14 days of the change of location.

18.6.	The records kept by the Company under this Regulation shall be in written form or either wholly or partly as electronic records complying with the requirements of the Electronic Transactions Act, 2001 (No. 5 of 2001), as from time to time amended or re-enacted.

19.	REGISTER OF CHARGES

The Company shall maintain at the office of its registered agent a register of charges in which there shall be entered the following particulars regarding each mortgage, charge and other encumbrance created by the Company:

(a)	the date of creation of the charge;

(b)	a short description of the liability secured by the charge;

(c)	a short description of the property charged;

(d)	the name and address of the trustee for the security or, if there is no such trustee, the name and address of the chargee;

(e)	unless the charge is a security to bearer, the name and address of the holder of the charge; and

(f)	details of any prohibition or restriction contained in the instrument creating the charge on the power of the Company to create any future charge ranking in priority to or equally with the charge.

20.	SEAL

The Company shall have a Seal an impression of which shall be kept at the office of the registered agent of the Company. The Company may have more than one Seal and references herein to the Seal shall be references to every Seal which shall have been duly adopted by

Resolution of Directors. The Directors shall provide for the safe custody of the Seal and for an imprint thereof to be kept at the registered office. Except as otherwise expressly provided herein the Seal when affixed to any written instrument shall be witnessed and attested to by the signature of any one Director or other person so authorised from time to time by Resolution of Directors. Such authorisation may be before or after the Seal is affixed, may be general or specific and may refer to any number of sealings. The Directors may provide for a facsimile of the Seal and of the signature of any Director or authorised person which may be reproduced by printing or other means on any instrument and it shall have the same force and validity as if the Seal had been affixed to such instrument and the same had been attested to as hereinbefore described.

21.	DISTRIBUTIONS BY WAY OF DIVIDEND

21.1.	The Directors of the Company may, by Resolution of Directors, authorise a distribution by way of dividend at a time and of an amount they think fit if they are satisfied, on reasonable grounds, that, immediately after the distribution, the value of the Company’s assets will exceed its liabilities and the Company will be able to pay its debts as they fall due.

21.2.	Dividends may be paid in money, shares, or other property.

21.3.	Notice of any dividend that may have been declared shall be given to each Shareholder as specified in Sub-Regulation 21.1 and all dividends unclaimed for 3 years after having been declared may be forfeited by Resolution of Directors for the benefit of the Company.

21.4.	No dividend shall bear interest as against the Company and no dividend shall be paid on Treasury Shares.

22.	ACCOUNTS AND AUDIT; INFORMATION/ACCESS

22.1.	The Company shall keep records that are sufficient to show and explain the Company’s transactions and that will, at any time, enable the financial position of the Company to be determined with reasonable accuracy.

22.2.	The Company may by Resolution of Shareholders call for the Directors to prepare periodically and make available a profit and loss account and a balance sheet, and such other financial information regarding the business and affairs of the Company as requested by such shareholders. The profit and loss account and balance sheet, and such other financial information if applicable, shall be drawn up so as to give respectively a true and fair view of the profit and loss of the Company for a financial period and a true and fair view of the assets and liabilities of the Company as at the end of a financial period.

22.3.	The Company may by Resolution of Shareholders call for the accounts to be examined by auditors.

22.4.	The first auditors shall be appointed by Resolution of Directors; subsequent auditors shall be appointed by Resolution of Directors or the Audit Committee of the Board of Directors, as applicable, which appointment shall be ratified by Resolution of Shareholders.

22.5.	The auditors may be Shareholders, but no Director or other officer shall be eligible to be an auditor of the Company during their continuance in office.

22.6.	The remuneration of the auditors of the Company may be fixed by Resolution of Directors.

22.7.	The auditors shall examine each profit and loss account and balance sheet required to be laid before a meeting of the Shareholders or otherwise given to Shareholders and shall state in a written report whether or not:

(a)	in their opinion the profit and loss account and balance sheet give a true and fair view respectively of the profit and loss for the period covered by the accounts, and of the assets and liabilities of the Company at the end of that period; and

(b)	all the information and explanations required by the auditors have been obtained.

22.8.	The report of the auditors shall be annexed to the accounts and shall be read at the meeting of Shareholders at which the accounts are laid before the Company or shall be otherwise given to the Shareholders.

22.9.	Every auditor of the Company shall have a right of access at all times to the books of account and vouchers of the Company, and shall be entitled to require from the Directors and officers of the Company such information and explanations as he thinks necessary for the performance of the duties of the auditors.

22.10.	The auditors of the Company shall be entitled to receive notice of, and to attend any meetings of Shareholders at which the Company’s profit and loss account and balance sheet are to be presented.

23.	NOTICES

23.1.	Any notice, information or written statement to be given by the Company to Shareholders may be given by personal service, mail or any electronic means addressed to each Shareholder at the address shown in the register of members.

23.2.	Any summons, notice, order, document, process, information or written statement to be served on the Company may be served by leaving it, or by sending it by registered mail addressed to the Company, at its registered office, or by leaving it with, or by sending it by registered mail to, the registered agent of the Company.

23.3.	Service of any summons, notice, order, document, process, information or written statement to be served on the Company may be proved by showing that the summons, notice, order, document, process, information or written statement was delivered to the registered office or the registered agent of the Company or that it was mailed in such time as to admit to its being delivered to the registered office or the registered agent of the Company in the normal course of delivery within the period prescribed for service and was correctly addressed and the postage was prepaid.

24.	VOLUNTARY LIQUIDATION

The Company may by a Resolution of Shareholders or by a Resolution of Directors appoint a voluntary liquidator.

25.	ASSIGNMENT OF RIGHTS

No right or obligation arising under these Articles of Association may be assigned by any party without the prior written consent of the other parties, except as otherwise agreed in writing among all of the Shareholders of the Company.

26.	CONTINUATION

The Company may by Resolution of Shareholders continue as a company incorporated under the laws of a jurisdiction outside the British Virgin Islands in the manner provided under those laws.

We, Maples Corporate Services (BVI) Limited of Kingston Chambers, PO Box 173, Road Town, Tortola, British Virgin Islands in our capacity as registered agent for the Company hereby apply to the Registrar for the incorporation of the Company this 9th day of December 2010.

Incorporator

[Signed Greg Boyd]

Greg Boyd
Authorised Signatory
Maples Corporate Services (BVI) Limited